                                   EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     among:


                             ADVANCE PARADIGM, INC.,
                             a Delaware corporation;

                           ADVANCE PARADIGM FFI, INC.,
                             a Florida corporation;

                           ADVANCE PARADIGM PCI, INC.,
                              an Ohio corporation;

                           ADVANCE PARADIGM IPS, INC.,
                              an Ohio corporation;

                           ADVANCE PARADIGM HMN, INC.,
                              an Ohio corporation;

                           ADVANCE PARADIGM MRP, INC.,
                              a Nevada corporation;

                   FIRST FLORIDA INTERNATIONAL HOLDINGS, INC.,
                             a Florida corporation;

                   PHOENIX COMMUNICATIONS INTERNATIONAL, INC.,
                              an Ohio corporation;

                   INNOVATIVE PHARMACEUTICAL STRATEGIES, INC.,
                              an Ohio corporation;

                           HMN HEALTH SERVICES, INC.,
                              an Ohio corporation;

                         MATURE RX PLUS OF NEVADA, INC.,
                              a Nevada corporation;

            and the Shareholders listed on the Signature page hereof

                          ----------------------------

                            Dated as of July 5, 2000

                          ----------------------------


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                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


         This Agreement and Plan of Merger and Reorganization (this "AGREEMENT") is made and entered into as of July 5, 2000, by and among: Advance Paradigm, Inc., a Delaware corporation ("PARENT"); Advance Paradigm FFI, Inc., a Florida corporation and a wholly owned subsidiary of Parent ("APFFI"); Advance Paradigm PCI, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("APPCI"); Advance Paradigm IPS, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("APIPS"); Advance Paradigm HMN, Inc., an Ohio corporation and a wholly owned subsidiary of Parent ("APHMN"); Advance Paradigm MRP, Inc., a Nevada corporation and a wholly owned subsidiary of Parent ("APMRP") (each of APFFI, APPCI, APIPS, APHMN and APMRP is hereinafter referred to individually as a "MERGER SUB" and collectively as the "MERGER SUBS"); First Florida International Holdings, Inc., a Florida corporation ("FFI"); Phoenix Communications International, Inc., an Ohio corporation ("PCI"); Innovative Pharmaceutical Strategies, Inc., an Ohio corporation ("IPS"); HMN Health Services, Inc., an Ohio corporation ("HMN"); Mature Rx Plus of Nevada, Inc., a Nevada corporation ("MRP") (each of FFI, PCI, IPS, HMN and MRP is hereinafter referred to individually as a "COMPANY" and collectively as the "COMPANIES") and the Shareholders listed on the signature page of this Agreement.

                                    RECITALS

         A. Parent, the Merger Subs and the Companies intend to effect (1) a merger of APFFI into FFI, (2) a merger of APPCI into PCI, (3) a merger of APIPS into IPS, (4) a merger of APHMN into HMN and (5) a merger of APMRP into MRP, all in accordance with this Agreement and Ohio, Florida and Nevada law, as applicable (each a "MERGER" and collectively, the "MERGERS"). Upon consummation of the Mergers, each Merger Sub will cease to exist, and each Company will become a wholly owned subsidiary of Parent.

         B. The respective Boards of Directors of Parent, each Merger Sub and each Company believe it is in the best interests of each and its respective shareholders that Parent acquire the Companies through the statutory mergers of the Merger Subs with and into the Companies and, in furtherance thereof, have approved the Mergers.

         C. The parties intend that each Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). The parties intend that each Merger separately and all of the Mergers in the aggregate be treated as a pooling-of-interests for financial reporting purposes.

         D. The respective Boards of Directors of Parent and each Merger Sub have approved this Agreement and the Mergers, and the respective Boards of Directors and shareholders of each Company have approved this Agreement and the Mergers.


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                                    AGREEMENT


         The parties to this Agreement, intending to be legally bound, agree as follows:



1.       DEFINITIONS
         As used in this Agreement, the following terms have the following meanings:

         "ACQUISITION PROPOSAL" means any proposal by a third party (other than Parent or Merger Subs) to acquire any of the Companies or any Subsidiary through a merger or consolidation or for any purchase of more than 50% of the assets or outstanding stock of any of the Companies or any Subsidiary.

         "AFFILIATE" means a Person who, with respect to another Person, controls, is controlled by or is under common control with such other Person.

         "AFFILIATE AGREEMENT" has the meaning set forth in Section 3.3.

         "AGREEMENT" means this Agreement and Plan of Merger and Reorganization, as it may be amended from time to time.

         "ANNUAL FINANCIAL STATEMENTS" has the meaning set forth in Section 3.4(a).

         "CERTIFICATE OF MERGER" and "CERTIFICATES OF MERGER" have the meanings set forth in Section 2.3.

         "CLOSING" has the meaning set forth in Section 2.3.

         "CLOSING DATE" has the meaning set forth in Section 2.3.

         "COBRA" means the requirements of Part 6 of Subtitle of Title I of ERISA and Code Section 4980B.

         "CODE" has the meaning set forth in Recital C.

         "COMPANIES' DISCLOSURE SCHEDULE" has the meaning set forth in the preamble to Article 3.

         "COMPANIES' FINANCIAL STATEMENTS" means the Annual Financial Statements and the Interim Financial Statements.

         "COMPANY PROPRIETARY ASSET" means any material Proprietary Asset owned by or licensed to a Company.

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         "CONFIDENTIALITY AGREEMENT" means the Non-Disclosure Agreement dated
March 16, 1999 between Parent and FFI.

         "CONTRACT" means any written or oral contract, subcontract, lease, instrument, note, option, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         "CONTROLLED GROUP" has the meaning set forth in Code Section 1563.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.3.

         "EMPLOYEE BENEFIT PLAN" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, severance plan, program, arrangement and contracts or incentive plan or program.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "EMPLOYMENT AGREEMENTS" has the meaning set forth in Section 9.11.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest or encumbrance.

         "ENTITY" means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         "ENVIRONMENTAL LAW" means any Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges or releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means each entity which is treated as a single employer with any Company or Subsidiary for purposes of Code Section 414.

         "ESCROW AGREEMENT" has the meaning set forth in Section 2.4(g).

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         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         "FORM S-3 REGISTRATION STATEMENT" means the registration statement on Form S-3 to be filed with the SEC under the Securities Act by Parent and declared effective by the SEC in order to register the sale from time to time of the Parent Common Stock to be issued to the Companies' shareholders in the Mergers, all pursuant to Section 6.1.

         "GAAP" means generally accepted accounting principles.

         "GOVERNMENTAL AUTHORIZATION" means any permit, registration, qualification or authorization granted or issued by a Governmental Entity.

         "GOVERNMENTAL ENTITY" means any federal, state or local governmental authority.

         "HOLDER" has the meaning set forth in Section 6.1(d).

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTERIM FINANCIAL STATEMENTS" has the meaning set forth in Section 3.4(a).

         "KNOWLEDGE," with respect to a Shareholder, means the actual knowledge of such Shareholder. "Knowledge," with respect to a Company or a Subsidiary, means the actual knowledge of the officers and directors of that Company or Subsidiary. "KNOWLEDGE," with respect to Parent or a Merger Sub, means the actual knowledge of those officers and directors of Parent listed in Section 1 of the Parent's Disclosure Schedule.

         "LEGAL PROCEEDING" means any material action, suit, litigation, arbitration, proceeding or hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" means laws, statutes, ordinances, rules, regulations, decrees, writs, injunctions, judgments, rulings and or orders adopted or promulgated by any Governmental Entity.

         "MATERIAL ADVERSE EFFECT (OR CHANGE)" means, with respect to any entity (or group of entities taken as a whole), an event, violation, inaccuracy, circumstance or other matter if such event, violation, inaccuracy, circumstance or other matter has or could reasonably be expected to have a material adverse effect (or change) on the business, financial condition, properties, assets, liabilities or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole); provided, however, that
(i) any event, violation, inaccuracy, circumstance or other matter occurring after the date of this Agreement that results primarily from or relates primarily to general, economic or industry conditions shall be disregarded; (ii) any event, violation, inaccuracy, circumstance or other matter occurring after the date of this

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

Agreement that results primarily from or relates primarily to the taking of any action contemplated or permitted by this Agreement or the announcement or pendency of the Merger shall be disregarded; (iii) the unavailability, after the date of this Agreement or after consummation of the Mergers, to Parent or any Merger Sub of one or more employees of any Company; and (iv) the introduction of a competitive presence by any third party shall not, in and of itself, constitute a Material Adverse Effect on the entity (or group of entities) and shall be disregarded in determining whether there has been a Material Adverse Effect on such entity (or, if with respect thereto, of such group of entities taken as a whole).

         "MATERIAL CONTRACTS" means Contracts of any Company or Subsidiary of the following nature that are material to the Companies considered as one enterprise:

                  (i) Contracts with health plans;

                  (ii) pharmacy marketing agreements;

                  (iii) pharmaceutical manufacturer rebate agreements;

                  (iv) letters of credit, pledges, bonds or similar arrangements running to the account of or for the benefit of any Company or Subsidiary;

                  (v) Contracts relating to the purchase, maintenance or acquisition, or sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or any other property or services, EXCLUDING, HOWEVER, any such Contract made in the ordinary course of any Company's or Subsidiary's business and which is expected to be fully performed within 60 days of the Closing Date or which involves revenues or expenditures of less than $100,000;

                  (vi) any collective bargaining agreement;

                  (vii) Contracts obligating any Company or Subsidiary to refrain from competing with any business, or to conduct any business with only certain parties, or which otherwise restrains or prevents any Company or Subsidiary from carrying on any lawful business or which restricts the right of any Company or Subsidiary to use or disclose any material proprietary information of third parties in its possession;

                  (viii) employment or consulting Contracts, not otherwise terminable by any Company or Subsidiary, without penalty, on no more than 60 days advance written notice, involving, in any instance, an annual expenditure, by any Company or Subsidiary, including any such amounts as would be payable upon termination of such Contract (computed as if so terminated effective as of the Closing Date), of in excess of $100,000;

                  (ix) Contracts with any employee or consultant, which (if so terminated as of the Closing Date) would, in any instance, obligate any Company or Subsidiary to make severance payments of in excess of $100,000 as a consequence of such termination;

                  (x) any Contract with any Shareholder, or any Affiliate of any Shareholder;



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                  (xi) any Contract, not otherwise cancelable by the Company or
Subsidiary that is a party to such Contract without material penalty or loss, for capital expenditures or the acquisition or construction of fixed assets for or in respect of any real property involving payments in excess of $100,000;

                  (xii) any Contract creating any Encumbrance (other than Permitted Encumbrances) on any of the assets of any Company or any Subsidiary, in whole or in part;

                  (xiii) any Contract, not otherwise cancelable without liability on 30 days notice, by which any Company or Subsidiary is appointed or authorized as a sales agent, distributor or representative of any other Person;

                  (xiv) any Contract for any Company's or Subsidiary's participation in any joint venture or partnership.

         "MERGER" and "MERGERS" have the meanings set forth in Recital A.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PARENT COMMON STOCK" means the Common Stock, $0.01 par value per share, of Parent.

         "PARENT REPORTS" has the meaning set forth in Section 4.4.

         "PARENT'S DISCLOSURE SCHEDULE" has the meaning set forth in the preamble to Article 4.

         "PARENT'S FINANCIAL STATEMENTS" has the meaning set forth in Section
4.4.

         "PERMITTED ENCUMBRANCES" means (i) liens for Taxes not yet due and payable, (ii) liens and encumbrances or imperfections of title that have arisen in the ordinary course of business, (iii) liens and encumbrances or imperfections of title resulting from or relating to any of the contracts referred to in the Companies' Disclosure Schedule or Parent's Disclosure Schedule, as the case may be, (iv) liens and encumbrances relating to liabilities reflected in the Companies' Financial Statements or the Parent's Financial Statements, as the case may be, and (v) liens, encumbrances or imperfections of title that would not have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole, or Parent, as the case may be.

         "PERSON" means any individual, Entity or Governmental Entity.

         "PRE-CLOSING PERIOD" has the meaning set forth in Section 5.1(a).

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PROPRIETARY ASSET" means any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or



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unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret and know-how.

         "REPRESENTATIVES" of a Person means the officers, directors, employees, agents, attorneys, accountants, investment bankers, advisors and representatives of that Person.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Section 4043.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SHAREHOLDERS" means, collectively, James Mindala, Paul Wutz, John Puls, Joanne Mindala, Margaret Wutz, Kevin Nagle, James Puls, Hal Holzman, Barry Katz, Michael Cartier and Michael Howard.

         "SUBSIDIARY" and "SUBSIDIARIES" have the meanings set forth in Section 3.4.

         "SURVIVING CORPORATION" and "SURVIVING CORPORATIONS" have the meanings set forth in Section 2.1.

         "TAX" means any tax imposed by any Governmental Entity.

         "TAX RETURN" means any material return (including any information return) filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRANSACTION COSTS" means all outstanding unpaid fees and expenses incurred by the Companies and the Shareholders prior to June 1, 2000 in connection with this Agreement and the transactions contemplated by this Agreement and all fees and expenses, whether or not paid, incurred by the Companies and the Shareholders on or after June 1, 2000 in connection with this Agreement and the transactions contemplated by this Agreement.

2.       DESCRIPTION OF TRANSACTIONS

         2.1 MERGERS. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable law, at the Effective Time, (a) APFFI will be merged with and into FFI, and the separate existence of APFFI will cease; (b) APPCI will be merged with and into PCI, and the separate existence of APPCI will cease; (c) APIPS will be merged with and into IPS, and the separate existence of APIPS will cease; (d) APHMN will be merged with and into HMN, and the separate existence of APHMN will cease; and (e) APMRP will be merged with and into MRP, and the separate existence of APMRP will cease. Each Company will continue as the surviving corporation in the Merger to which it is a party. Each Company, in its



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         capacity as the corporation surviving one of the Mergers, is sometimes referred to as a "SURVIVING CORPORATION," and the Companies, in that capacity, are sometimes referred to collectively as the "SURVIVING CORPORATIONS."

         2.2 EFFECT OF THE MERGERS. The Mergers will have the effects set forth in this Agreement and in the applicable provisions of Ohio, Florida and Nevada law.

         2.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Baker & Hostetler LLP, 3200 National City Center, Cleveland, Ohio, at 10:00 a.m. on a date to be specified by the parties (the "CLOSING DATE"). The parties hereto shall cause properly executed certificates or articles of merger conforming to the requirements of Ohio, Florida and Nevada law, as applicable (each a "CERTIFICATE OF MERGER" and collectively, the "CERTIFICATES OF MERGER") to be filed with the Secretary of State of the State of Ohio, the Secretary of State of the State of Florida or the Secretary of State of the State of Nevada, as applicable, on the Closing Date. Each Merger shall take effect when the applicable Certificate of Merger has been filed.

         2.4 CONVERSION OF SHARES. The outstanding common shares of FFI, PCI, IPS, HMN and MRP will be converted into shares of Parent Common Stock in accordance with this Section. For avoidance of doubt, the numbers of shares of Parent Common Stock to be issued in the Mergers to the Shareholders are set forth in Sections 2.4 and 3.3 of the Companies' Disclosure Schedule.

                  (a) Subject to Section 2.4(g), at the Effective Time, by virtue of the Merger of APFFI into FFI and without any further action on the part of Parent, APFFI, FFI or any Shareholder of FFI:

                                    (i) any common shares of FFI then held by
                  FFI (or held in FFI's treasury) will be canceled;

                                    (ii) except as provided in clause (i) and
                  subject to Section 2.4(f), each outstanding common share of FFI will be converted into 22,833.3333 shares of Parent Common Stock; and

                                    (iii) each common share, without par value,
                  of APFFI then outstanding will be converted into one common share of the Surviving Corporation in such Merger.

                  (b) Subject to Section 2.4(g), at the Effective Time, by virtue of the Merger of APPCI into PCI and without any further action on the part of Parent, APPCI, PCI or any Shareholder of PCI:

                                    (i) any common shares of PCI then held by
                  PCI (or held in PCI's  treasury) will be canceled;

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                                    (ii) except as provided in clause (i) and
                  subject to Section 2.4(f), each outstanding common share of PCI will be converted into 3,600 shares of Parent Common Stock; and

                                    (iii) each common share, without par value,
                  of APPCI then outstanding will be converted into one share of common stock of the Surviving Corporation in such Merger.

                  (c) Subject to Section 2.4(g), at the Effective Time, by virtue of the Merger of APIPS into IPS and without any further action on the part of Parent, APIPS, IPS or any Shareholder of IPS:

                                    (i) any common shares of IPS then held by
                  IPS (or held in IPS's treasury) will be canceled;

                                    (ii) except as provided in clause (i) and
                  subject to Section 2.4(f), each outstanding common share of IPS will be converted into 182 shares of Parent Common Stock; and

                                    (iii) each common share, without par value,
                  of APIPS then outstanding will be converted into one common share of the Surviving Corporation in such Merger.

                  (d) Subject to Section 2.4(g), at the Effective Time, by virtue of the Merger of APHMN into HMN and without any further action on the part of Parent, APHMN, HMN or any Shareholder of HMN:

                                    (i) any common shares of HMN then held by
                  HMN (or held in HMN's treasury) will be canceled;

                                    (ii) except as provided in clause (i) and
                  subject to Section 2.4(f), each outstanding common share of HMN will be converted into 988.2353 shares of Parent Common Stock; and

                                    (iii) each common share, without par value,
                  of APHMN then outstanding will be converted into one common share of the Surviving Corporation in such Merger.

                  (e) Subject to Section 2.4(g), at the Effective Time, by virtue of the Merger of APMRP into MRP and without any further action on the part of Parent, APMRP, MRP of any Shareholder of MRP:

                                    (i) any common shares of MRP then held by
                  MRP (or held in MRP's treasury) will be canceled;



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                                    (ii) except as provided in clause (i) and
                  subject to Section 2.4(f), each outstanding common share of MRP will be converted into 2,000 shares of Parent Common Stock; and

                                    (iii) each common share, without par value,
                  of APMRP then outstanding will be converted into one common share of the Surviving Corporation in such Merger.

                  (f) If, between the date of this Agreement and the Effective Time, the outstanding capital stock of FFI, PCI, IPS, HMN or MRP or the outstanding shares of Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the number of shares of Parent Common Stock into which each outstanding common share of FFI, PCI, IPS, HMN or MRP, as applicable, is to be converted pursuant to Section 2.4(a)(ii),
         (b)(ii), (c)(ii), (d)(ii) or (e)(ii) and the number of shares to be issued into escrow pursuant to Section 2.4(h) shall be appropriately adjusted.

                  (g) No fractional shares of Parent Common Stock will be issued in connection with the Mergers, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any Shareholder of FFI, PCI, IPS, HMN or MRP who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after separately aggregating all fractional shares of Parent Common Stock issuable to such Shareholder in connection with each Merger) shall, upon surrender of the certificates representing such shareholder's common shares, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the Nasdaq National Market (as published in the Wall Street Journal on the date the Merger becomes effective).

                  (h) Notwithstanding anything in this Article 2 to the contrary, an aggregate of 350,000 shares of Parent Common Stock that would otherwise be issuable to the Shareholders in the Mergers (based on the respective numbers of Parent Common Stock into which their respective shares in the Companies will be convertible at the Effective Time, as set forth in Section 2.4 of the Companies' Disclosure Schedule), shall not be issued to the Shareholders but shall be issued into escrow (the "Escrowed Shares"), pursuant to an escrow agreement in substantially the form attached hereto as Exhibit A (the "Escrow Agreement"). The escrow created by the Escrow Agreement will be for the purpose of providing for the payment of the indemnification obligations of the Shareholders pursuant to Article 12, all in accordance with the terms and conditions contained in this Agreement and the Escrow Agreement.

         2.5 CLOSING OF THE COMPANIES' TRANSFER BOOKS. At the Effective Time:
(a) all Shareholders of FFI, PCI, IPS, HMN and MRP immediately prior to the Effective Time will cease to have any rights as stockholders of the Companies except the right to receive a certificate



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representing the number of shares of Parent Common Stock into which such common shares of FFI, PCI, IPS, HMN and MRP, respectively, are converted at the Effective Time and any cash in lieu of fractional shares; and (b) the share transfer books of each Company will be closed with respect to all common shares of each Company outstanding immediately prior to the Effective Time. No further transfer of any such common shares of any Company will be made on such share transfer books after the Effective Time.

         2.6 EXCHANGE OF CERTIFICATES. At the Closing, upon presentation by the Shareholders of each Company of certificates representing the common shares of each Company, Parent shall issue the certificates representing the shares of Parent Common Stock issuable pursuant to this Article 2 and pay to each Company's Shareholders cash sufficient to make payments in lieu of fractional shares in accordance with Section 2.4(g).

         2.7 ARTICLES OF INCORPORATION AND CODE OF REGULATIONS; DIRECTORS AND OFFICERS.

                  (a) The Certificates of Merger shall provide that the articles of incorporation of each Surviving Corporation as in effect immediately prior to the Effective Time shall be amended as of the Effective Time so as to contain only those provisions contained immediately prior thereto in the articles of incorporation of each Merger Sub, except for
         (i) Article First thereof which will not be amended, (ii) any provisions required by Section 6.4(b) and (iii) the articles of incorporation of MRP, which will not be amended.

                  (b) Subject to Section 6.4(b), the code of regulations or bylaws, as applicable, of each Merger Sub, as in effect immediately prior to the Effective Time, will be the code of Regulations or bylaws, as applicable, of the Surviving Corporation of the Merger with that Merger Sub until thereafter changed or amended as provided therein or by applicable law.

                  (c) The directors of each Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation of the Merger involving that Merger Sub, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (d) The officers of each Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation of the Merger involving that Company, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         2.8 TAX CONSEQUENCES; FINANCIAL REPORTING. For federal income tax purposes, each Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. For financial reporting purposes, the business combinations to be effected by the Mergers are intended to be treated as a pooling of interests business combination.



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         2.9 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest any Surviving Corporation with full right, title and possession of and to all rights and property of any Merger Sub or any Company, the officers and directors of each Surviving Corporation and Parent shall be fully authorized (in the name of each Merger Sub, in the name of each Company and otherwise) to take such action.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES
         The Companies and the Shareholders jointly and severally represent and warrant to Parent and each Merger Sub that the statements contained in this
Article 3 are true, correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Companies to Parent on the date hereof (the "COMPANIES' DISCLOSURE SCHEDULE").

         3.1 DUE ORGANIZATION; SUBSIDIARIES; ETC. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own, lease and use its assets in the manner in which its assets are currently owned, leased and used. Each Company is qualified to do business as a foreign corporation, and is in good standing, under the laws of each state of the United States where the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Companies and the Subsidiaries taken as a whole. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any Company. No Company or Subsidiary of any Company owns, directly or indirectly, any outstanding voting securities of or other interests in, or has control of, any other corporation, partnership, joint venture, Person or other business entity.

         3.2 ARTICLES OF INCORPORATION; CODES OF REGULATIONS; CORPORATE RECORDS. Each Company has delivered or made available to Parent or its counsel copies of
(a) the articles of incorporation and code of regulations, bylaws or close corporation agreement of that Company, including all amendments thereto, and (b) the minutes and other records of the meetings and other proceedings of the shareholders of that Company, its Board of Directors and all committees of the Board of Directors of the Company. The copies of the articles of incorporation, code of regulations, bylaws or close corporation agreement, and other governing documents of each Company which were provided to Parent or its counsel are accurate and complete and reflect all amendments made through the date of this Agreement. The minute books and other records of corporate actions for each Company made available to Parent for review were correct and complete as of the date of such review. All corporate actions taken by each Company have been duly authorized or ratified.

         3.3 CAPITALIZATION, ETC. Section 3.3 of the Companies' Disclosure Schedule sets forth, as of the date hereof, with respect to each Company, (a) the number of authorized shares of each class of shares, (b) the number of issued and outstanding shares, and (c) the number of shares which are held in treasury. The Shareholders are the record and beneficial owners of all of the outstanding shares of the Companies, and such ownership of such shares is accurately set forth in Section 3.3 of the Companies' Disclosure Schedule. Each Shareholder holds good and marketable title to the shares owned by him or her free and clear of all Encumbrances. Each Shareholder has the complete and unrestricted right, power and authority to exchange the Shares owned by such Shareholder pursuant to the terms of this Agreement. All of the issued and outstanding shares of each Company have been duly authorized and validly issued and are fully paid and nonassessable. No preemptive rights, rights of first refusal or similar rights exist with respect to the shares of any Company, and no such rights arise or become exercisable by virtue of or in connection with the transactions contemplated by this Agreement. The Shareholders are the only Persons who own, or have any right to own, any capital stock or other securities of any Company, and there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any Company to issue or sell any of its shares (or securities convertible into or exchangeable for its shares). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any Company. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the shares of any Company. No Company is obligated to redeem or otherwise acquire any of its outstanding shares. No Person has or shall have dissenter's rights as a result of any of the Mergers. Concurrently with the execution of this Agreement, each of the Shareholders has delivered a written agreement, including investment representations, substantially in the form previously agreed upon among the parties (each an "AFFILIATE AGREEMENT" and collectively the "AFFILIATE AGREEMENTS").

         3.4. SUBSIDIARIES. Section 3.4 of the Companies' Disclosure Schedule identifies each Person in which any Company owns, directly or indirectly, 50% or more of the issued and outstanding voting securities of such Person (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Section 3.4 of the Companies' Disclosure Schedule includes for each Subsidiary (i) the name of such Subsidiary, and (ii) the jurisdiction of organization of such Subsidiary.

                  (a) OWNERSHIP. FFI has good and marketable title to, and is the legal and beneficial owner of, one hundred percent (100%) of the issued and outstanding capital stock of each Subsidiary, free and clear of all Encumbrances.

                  (b) EXISTENCE AND GOOD STANDING. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth in Section 3.4 of the Companies' Disclosure Schedule and is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Section 3.4 of the Companies' Disclosure Schedule which are the only jurisdictions where failure to be so qualified would have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole.

                  (c) CERTIFICATES OF INCORPORATION AND BY-LAWS. FFI has made available to Parent correct and complete copies of the Articles of Incorporation and By-Laws or Code of Regulations, as the case may be, of each Subsidiary as in effect on the date of this Agreement.

                  (d) POWER. Each Subsidiary has the corporate power and authority to (i) own, operate and lease its properties and assets as and where currently owned, operated and leased and (ii) carry on its business as currently conducted.

                  (e) CAPITALIZATION. The authorized capitalization of each Subsidiary is set forth in Section 3.4 of the Companies' Disclosure Schedule. All of the issued and outstanding shares of the capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments contingent or otherwise, of any kind obligating any Subsidiary to issue, directly or indirectly, any additional shares of its capital stock and other equity securities.

         3.5 FINANCIAL STATEMENTS.
                  (a) Each Company, other than MRP, has delivered to Parent a complete copy of its unaudited financial statements consisting of a balance sheet as of December 31, 1999 and its related statements of operations for the year then ended (the "ANNUAL FINANCIAL STATEMENTS"). Each Company, other than MRP, has also delivered to Parent a complete copy of its unaudited financial statements consisting of a balance sheet as of March 31, 2000 and the related statements of operations for the three months then ended (the "INTERIM FINANCIAL STATEMENTS"). The Companies' Financial Statements were prepared from the books and records of the Companies, other than MRP, present fairly the financial position of the respective Companies as at the dates thereof and the results of their respective operations for the periods then ended (subject to normal year-end adjustments which would not in the aggregate have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole, and any other adjustments expressly described therein or in the notes thereto). The balance sheets included in the Companies' Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The balance sheet of MRP as of June 30, 2000 was prepared from the books and records of MRP and presents fairly the financial position of MRP as of June 30, 2000.

                  (b) As of the date of this Agreement, the Companies have no liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for:
         (i) liabilities disclosed in the Companies' Financial Statements (including any notes), (ii) liabilities incurred in the ordinary course of business since March 31, 2000 consistent with past practice, (iii) liabilities that would not have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole, and (iv) liabilities under Contracts listed in Section 3.9 of the Companies' Disclosure Schedule.

         3.6 ABSENCE OF CHANGES. Since December 31, 1999, the Companies and the Subsidiaries have been operated only in the ordinary and normal course, consistent with past practice, and there has not been any change in the operation of their respective businesses or the performance or financial condition of any of the Companies or the Subsidiaries which would have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, since December 31, 1999, the Companies and the Subsidiaries have not:

                  (a) suffered any loss, theft, damage or destruction to any of their assets that has had a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole;

                  (b) sold, disposed of, transferred, assigned or leased any assets except for fair consideration in the ordinary course of business;

                  (c) amended their articles of incorporation or code of regulations, bylaws or close corporation agreement;

                  (d) created, incurred or assumed any indebtedness for borrowed money or guaranteed any such indebtedness;

                  (e) changed in any material respect their accounting methods, principles or practices;

                  (f) revalued in any material respect any of their assets;

                  (g) declared, set aside or paid any dividend or other distribution with respect to any of their capital stock or repurchased or redeemed or committed to repurchase or redeem any shares of their capital stock;

                  (h) issued, sold, pledged, disposed of, encumbered, or authorized the issuance, sale, pledge, disposition, grant or encumbrance of any of their capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any capital stock or any other ownership interest of the Companies or any Subsidiary; or

                  (i) voluntarily released, compromised or canceled any debts owed to them or claims against others exceeding $100,000 individually;

                  (j) changed any existing credit arrangements with any bank or other institution;

                  (k) made any capital investment in, made any loan to or made any acquisition of the securities or assets of, any other Person;

                  (l) delayed or postponed payment of accounts payable or other liabilities outside the ordinary course of business or attempted to obtain payment of any notes or accounts receivable owed to any of the Companies or any Subsidiary prior to the due date thereof, other than in the ordinary course of business;

                  (m) entered into or modified any contract or entered into any other transaction with any of the directors, officers, employees, Shareholders or Affiliates of any of the Companies or any of the Subsidiaries;

                  (n) changed the employment terms of, paid any bonus to, increased any salary or wages for, or entered into any employment contract with, any Person or institution, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement with, any of the directors, officers or employees of any of the Companies or any Subsidiary;

                  (o) merged into, consolidated with, or sold a substantial part of any Company's or any Subsidiary's assets to, any other Person, or permitted any other Person to be merged or consolidated with it;

                  (p) entered into any Contract involving more than $100,000, other than rebate agreements with pharmaceutical manufacturers entered into in the ordinary course of business;

                  (q) accelerated, terminated, modified, or canceled any Contract involving more than $100,000 to which such Company or such Subsidiary is a party or by which any of them is bound;

                  (r) imposed any Encumbrance (other than Permitted Encumbrances) upon any of its assets, tangible or intangible;

                  (s) made any capital expenditure (or series of related capital expenditures) involving more than $100,000;

                  (t) granted any license or sublicense of any rights under or with respect to any Proprietary Assets;

                  (u) experienced any adverse change in financial condition, results of operations or cash flows or in the business or assets of the Companies and the Subsidiaries, taken as a whole; or

                  (v) entered into any agreement to take any of the actions referred to in clauses (b) through (u) of this sentence.

         3.7      PROPRIETARY ASSETS.

                  (a) Each Company owns and has good and valid title to, or has a valid right to use, all of its Company Proprietary Assets that are directly or indirectly owned, used, required for use or controlled in whole or in part by any Company or any Subsidiary.

         Section 3.7 of the Companies' Disclosure Schedule sets forth a complete and accurate list of all Proprietary Assets in which any Company or any Subsidiary has any direct or indirect interest.

                  (b) (i) All registered trademarks, registered service marks and registered copyrights held by any Company or any Subsidiary are valid, enforceable and subsisting; (ii) to the Knowledge of each Company and each Shareholder, none of the Company Proprietary Assets owned by or licensed to a Company or a Subsidiary infringes or misappropriates any Proprietary Asset owned by any other Person; and
         (iii) there are no instances where it has been held, claimed or alleged that any activity of any Company or any Subsidiary infringes or misappropriates any Proprietary Asset owned by any other Person. As of the date of this Agreement, no Legal Proceeding is pending (or to the Knowledge of any Company or any Shareholder, overtly threatened) against any Company or any Subsidiary with respect to any claim that such Company or Subsidiary is infringing or misappropriating any Proprietary Asset owned by any other Person.

                  (c) No Company or Subsidiary has granted any license or agreed to pay or receive any royalty in respect of any Proprietary Asset.

         3.8 TITLE TO ASSETS; EQUIPMENT; REAL PROPERTY.

                  (a) Each Company and each Subsidiary owns, and has good and valid title to, or a valid leasehold interest in, all tangible assets reflected as being owned or leased by it in the Companies' Financial Statements (except for tangible assets sold or disposed of since December 31, 1999), free and clear of any Encumbrance (except Permitted Encumbrances). The assets currently owned and operated by the Companies and the Subsidiaries constitute, in the aggregate, all of the assets and properties used in the conduct of the business of the Companies and the Subsidiaries (i) in the manner in which and to the extent to which such business was conducted during periods reflected in the Annual Financial Statements and the Interim Financial Statements, and (ii) in the manner in which and to the extent to which such business is currently being conducted.

                  (b) The material items of equipment and other tangible assets owned by or leased to any Company or any Subsidiary are reasonably adequate for their current uses and are in satisfactory condition and repair (ordinary wear and tear excepted). All leases in effect as of the date of this Agreement pursuant to which any Company or any Subsidiary leases material items of equipment or other material items of personal property are valid, subsisting and in full force and effect, and such Company or Subsidiary is not, and, to the Knowledge of the Companies and the Shareholders, no other party thereto is, in default of any of its obligations under any of such leases.

                  (c) Section 3.8 of the Companies' Disclosure Schedule sets forth a list of leases of real property pursuant to which any of the Companies or Subsidiaries is a lessee and any real property in which any of the Companies or Subsidiaries has an interest pursuant to a Contract. No Company or Subsidiary owns any real property. Each

         Company and Subsidiary is in compliance in all material respects with the terms of all real property leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. As of the date of this Agreement, each Company and Subsidiary enjoys peaceful and undisturbed possession under all such material real property leases. None of the Companies or Subsidiaries has agreed (or, other than pursuant to any lease listed in Section 3.8 of the Companies' Disclosure Schedule, has an option) to purchase, sell, lease, license or grant or may be obligated to purchase, sell, lease, license or grant to any other Person any right in any real property, except as otherwise contemplated by this Agreement.

                  (d) No Company, Subsidiary or Shareholder has any direct or indirect interest in any customer, supplier or competitor of any Company or any Subsidiary (other than the interests of the Shareholders in the Companies themselves) or in any Person from whom or to whom any Company or any Subsidiary leases real or personal property. No officer, director, stockholder, or partner of any Company or Subsidiary, nor any Person related by blood or marriage to any such Person, nor any entity in which any such Person owns any beneficial interest, is a party to any Company Material Contract or transaction with a Company or Subsidiary or has any interest in any property used by any Company or any Subsidiary.

         3.9 CONTRACTS. Section 3.9 of the Companies' Disclosure Schedule lists all of the existing Material Contracts of the Companies and Subsidiaries. The Companies have delivered or made available to Parent accurate and complete copies of all Material Contracts. No Company or Subsidiary is in breach of or default under any Material Contract, and, to the Knowledge of each Company and each Shareholder, no other Person is in breach of or default under any Material Contract.

         3.10 COMPLIANCE WITH LEGAL REQUIREMENTS. Each Company and each Subsidiary is in compliance with applicable Legal Requirements. In the past three years, no Company or Subsidiary has been cited, fined or otherwise notified of any failure to comply with applicable Legal Requirements and no proceeding with respect to any such violation is pending or threatened. No Company or Subsidiary is subject to any decree or injunction to which it is a party which restricts the continued operation of its business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.11 LEGAL PROCEEDINGS; ORDERS.

                  (a) There is no pending Legal Proceeding and, to the Knowledge of any of the Shareholders and the directors and officers of any Company, no Person has overtly threatened to commence any Legal Proceeding affecting any Company or Subsidiary or its properties or any business or assets of any of the Companies or any of the Subsidiaries or that questions the validity or enforceability of this Agreement or the transactions contemplated hereby.

                  (b) There is no order, writ, injunction, judgment or decree to which any Company or any Subsidiary is subject.

                  (c) To the Knowledge of any of the Shareholders and the directors and officers of the Companies and Subsidiaries, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to any Company or Subsidiary is pending or overtly threatened.

         3.12 GOVERNMENTAL AUTHORIZATIONS. Each Company and each Subsidiary holds the Governmental Authorizations necessary to enable it to conduct its business in the manner in which such business is currently being conducted. Such Governmental Authorizations, which are set forth in Section 3.12 of the Companies' Disclosure Schedule, are valid and in full force and effect. Each Company and each Subsidiary is in compliance with the terms and requirements of such Governmental Authorizations. No Company or Subsidiary has received at any time since June 1, 1999 any written notice or other written communication from any Governmental Entity (a) asserting any violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) notifying any Company or Subsidiary of the revocation or withdrawal of any Governmental Authorization. No Governmental Authorization will be affected by this Agreement or the transactions contemplated hereby.

         3.13 TAX MATTERS.

                  (a) Each Company and each Subsidiary has duly filed, in compliance with Legal Requirements, all Tax Returns required to be filed by it prior to the date of this Agreement, and each Company and each Subsidiary has duly and timely paid or caused to be paid all Taxes due (whether or not shown on such Tax Returns. All such Tax Returns correctly reflected the facts regarding the income, business, assets, liabilities, operations, activities, status or other matters of the Companies and Subsidiaries or any other information required to be shown thereon. Each Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party. Each Company and each Subsidiary has complied with all information and back-up withholding and deposit requirements pursuant to all Legal Requirements, including maintenance of required records with respect thereto.

                  (b) FFI and PCI are, and have been since March 1, 1998, subject to an effective Subchapter "S" election for federal income tax purposes. HMN and MRP are, and have been since the dates of their incorporation, subject to an effective Subchapter "S" election for federal income tax purposes. Each Subsidiary has qualified since March 1, 1998 as a qualified subchapter S subsidiary pursuant to Code Section 1361(b)(3). No action, omission or event has occurred, the effect of which would be to terminate the status of FFI, PCI or HMN as an S corporation or to terminate the status of any Subsidiary as a qualified subchapter S subsidiary.

                  (c) There has been no examinations or audits of any Tax Return filed by any Company or Subsidiary during the past six years, and there are no examinations or audits of any Tax Return filed by any Company or Subsidiary currently underway, and no extension or waiver of the limitation period applicable to any Tax Return filed or required to be filed by any Company or Subsidiary is in effect.

                  (d) No Legal Proceeding is pending or, to the Knowledge of any Company or any Shareholder, overtly threatened, against any Company or any Subsidiary in respect of any Tax. There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Company or any Subsidiary with respect to any Tax. There are no liens for Taxes upon any of the assets of any Company except liens for current Taxes not yet due and payable.

                  (e) No Company or Subsidiary (i) has ever filed a consent to the application of Section 341(f)(2) of the Code with respect to any property or assets; (ii) has ever been a party to any tax sharing agreement or similar arrangement; (iii) has ever been a member of a consolidated group of corporations filing a consolidated federal income tax return; (iv) has ever agreed to or been required to make any material adjustment under Code Section 481(a); (v) has ever been involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes; (vi) has ever been engaged in a business or maintain a permanent establishment in a foreign country which would subject it to taxation in such country; (vii) has ever engaged in business in any state or jurisdiction where it has not filed all applicable Tax Returns and paid all applicable Taxes due;
         (viii) has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such Company pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to
         Section 4999 of the Code; or (ix) has been a party to a tax-free spin-off transaction pursuant to Code Section 355 during the last three years.

         3.14 EMPLOYEE BENEFIT PLANS.

                  (a) Each Company has provided or made available to Parent or its counsel copies of all Employee Benefit Plans maintained or contributed to by any Company or Subsidiary or in which any current or former employee of any Company or Subsidiary has accrued any benefits which they remain entitled to receive, which Employee Benefit Plans are listed in Section 3.14 of the Companies' Disclosure Schedule.

                  (b) (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (ii) All required reports and descriptions
                  (including, but not limited to, Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (iii) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due prior to the Closing have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with past custom and practice. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (iv) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code ss.401(a), has received, within the last six years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and the Shareholders are not aware of any facts or circumstances that could result in the revocation of such determination letter or that could adversely affect the qualified status of any such Employee Pension Benefit Plan.

                           (v) With respect to each such Employee Benefit Plan,
                  the Companies have made available to Parent correct and complete copies of the plan documents and summary plan descriptions, the most recent favorable determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, including the schedules thereto, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (c) With respect to each Employee Benefit Plan that any Company or Subsidiary and any ERISA Affiliate or any Company or Subsidiary maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) No such Employee Benefit Plan is or was an
                  Employee Pension Benefit Plan which is subject to Title IV of ERISA or a Multiemployer Plan.

                           (ii) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan for which a statutory or regulatory exemption is unavailable. To the Knowledge of the Companies and the Shareholders, no

                  Fiduciary has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any Company or any of the Shareholders, threatened. None of the Companies, the Shareholders or the directors and officers (and employees with responsibility for employee benefits matters) of any Company or Subsidiary has any Knowledge of any basis for any such action, suit, proceeding, hearing, or investigation. There are no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting any Employee Benefit Plan other than routine claims for benefits, qualified domestic relations orders, qualified medical child support orders or other similar or like orders relating to routine plan administration.

                  (d) None of the Companies or Subsidiaries and the other members of the Controlled Group that includes the Companies and the Subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan.

                  (e) None of the Companies or the Subsidiaries maintain, nor have they ever maintained or contributed, or ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

                  (f) All current employees of any Company or Subsidiary may be terminated at will, without notice and without incurring any severance or other liability or obligation to the employee in connection with the termination. Neither the execution, delivery or performance of this Agreement nor the consummation of the Closing will (i) increase any benefits otherwise payable under any Employee Benefit Plan, (ii) result in the acceleration of the time of payment or vesting of any such benefits, or (iii) give rise to any severance payment obligations. No "parachute payment" (within the meaning of Code Section 280G), "change in control" or severance payment has been made or will be required to be made by any Company, Subsidiary, or any ERISA Affiliate to any employee in connection with the execution, delivery or performance of this Agreement or as a result of the consummation of the Closing.

         3.15 ENVIRONMENTAL MATTERS. Each Company and each Subsidiary is in compliance with all applicable Environmental Laws (which compliance includes the possession by that Company or Subsidiary of all governmental permits required under applicable Environmental Laws). No Company or Subsidiary has received any written notice or other written communication from a Governmental Entity at any time since January 1, 1999, that alleges that such Company or Subsidiary is not in compliance with any Environmental Law. To the Knowledge of each Company and each Shareholder, no current or prior owner of any property leased or controlled by a Company or Subsidiary has received any written notice or other written communication from a Governmental Entity at any time since January 1, 1998, that alleges that such current or prior owner or any Company or Subsidiary is not in compliance with any Environmental Law.

         3.16 INSURANCE. Section 3.16 of the Companies' Disclosure Schedule sets forth a true, complete and correct summary of all policies of insurance for each of the Companies and each Subsidiary. All such policies are in full force and effect, and no Company or Subsidiary has received any written notice or other written communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. All premiums payable with respect to such policies which are due and payable have been paid and each Company and Subsidiary is otherwise in compliance with all conditions and requirements applicable to such policies and coverage thereunder. There is no pending material claim (including any workers' compensation claim) under any insurance policy of a Company or a Subsidiary.

         3.17 AUTHORITY; BINDING NATURE OF THIS AGREEMENT.

                  (a) Each Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement. The execution and delivery of this Agreement by each Company, and the consummation by each Company of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of that Company. This Agreement constitutes the legal, valid and binding obligation of each Company, enforceable against each Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (b) Each Shareholder has full power and authority to enter into and to perform his or her obligations under this Agreement. The execution and delivery of this Agreement by each Shareholder, and the consummation by each Shareholder of the transactions contemplated by this Agreement, have been duly authorized by all necessary action on the part of such Shareholder. This Agreement constitutes the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.18 NON-CONTRAVENTION; CONSENTS. The execution and delivery of this Agreement by each Company and the Shareholders and the consummation by each Company and the Shareholders of the transactions contemplated by this Agreement will not (a) violate any of the provisions of the articles of incorporation or code of regulations, bylaws or close corporation agreement of any Company; (b) cause a violation by any Company or any Shareholder of any

Legal Requirement applicable to any such Company or any such Shareholder; or (c) cause a default on the part of any Shareholder or Company under, or give rise to a right of payment under or the right to terminate, amend, modify, abandon or accelerate obligations under, any Contract to which any Shareholder or any Company is a party or by which such Company or Shareholder or any of such Company's or Shareholder's assets or properties are bound. Except for filings of the Certificates of Merger required by Ohio, Florida or Nevada law, as applicable, and filings under the HSR Act, no Company is required to make any filing with or give any notice to, or to obtain any consent from, any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by any Company or the consummation by any Company of the transactions contemplated by this Agreement.

         3.19 FINANCIAL ADVISOR. Other than Cortright Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Company.

         3.20 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each Shareholder represents and warrants for himself or herself that the Parent Common Stock being acquired hereunder will be acquired for his or her own account and without a view for distribution or resale and that such Shareholder does not have any contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Parent Common Stock or any portion thereof to any Person. Each Shareholder has had the opportunity to discuss the transactions contemplated hereby with Parent and has had the opportunity to obtain such information pertaining to Parent as has been requested, including but not limited to filings made by Parent with the SEC under the Exchange Act. Each of Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he or she is capable of evaluating the merits and risks of an investment in the Parent Common Stock. Each Shareholder hereby represents for himself or herself that he or she can bear the economic risk of losing his or her investment in the Parent Common Stock and has adequate means for providing for his or her current financial needs and contingencies.

         3.21 CERTAIN ACCOUNTING MATTERS. None of the Companies nor any of the Shareholders has taken or agreed to take any action that (without regard to any action taken or agreed to be taken by Parent or any of its Affiliates) would prevent Parent from accounting for the business combinations to be effected by the Mergers as a pooling-of-interests for financial reporting purposes.

         3.22 ABSENCE OF SENSITIVE PAYMENTS. None of the Companies or Subsidiaries has made or maintained (a) any contributions, payments or gifts of its funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States or any state thereof, or any other jurisdiction (foreign or domestic); or (b) any contribution, or reimbursement of any political gift or contribution made by any other Person, to candidates for public office, whether federal, state, local or foreign, where such contributions by a Company or a Subsidiary were or would be a violation of applicable law.

         3.23 BANK ACCOUNTS. Section 3.23 of the Companies' Disclosure Schedule contains a correct and complete list of the name of each bank or other financial institution in which any Company or Subsidiary has an account or safe deposit box, and the names of all Persons authorized to draw thereon or to have access thereto.

         3.24 CUSTOMERS. Section 3.24 of the Companies' Disclosure Schedule sets forth a list of each customer or other entity of any Company or Subsidiary from which the Companies and the Subsidiaries derived greater than five percent of their aggregate revenue in the most recent fiscal year. None of the Shareholders know of any plan or intention of any customer or other entity listed in Section
3.24 of the Companies' Disclosure Schedule, or has received any written threat or notice from any such customer or other, entity to terminate, cancel or modify its relationship with any Company or Subsidiary.

         3.25 CASH. As of the Closing Date, the Companies and the Subsidiaries will have cash on hand and in their respective accounts aggregating not less than $4,500,000. As of the Closing Date, the Shareholders will have paid all of the Transaction Costs.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

         Parent and each Merger Sub jointly and severally represent and warrant to each Company that the statements contained in this Article 4 are true, correct and complete as of the date hereof, except as set forth in the disclosure schedule delivered by the Parent to the Companies on the date hereof (the "PARENT'S DISCLOSURE SCHEDULE").

         4.1 DUE ORGANIZATION; SUBSIDIARIES; ETC. Parent and each Merger Sub are corporations duly organized, validly existing and in good standing under the respective laws of the state of their incorporation. Each of Parent and each Merger Sub has the necessary corporate power and authority to conduct its business in the manner in which its business is currently being conducted and to own, lease and use its assets in the manner in which its assets are currently owned, leased and used. Each of Parent, each Merger Sub and Parent's other subsidiaries is qualified to do business as a foreign corporation, and is in good standing, under the laws of each state of the United States where the nature of its business requires such qualification and where the failure to so qualify will have a Material Adverse Effect on Parent.

         4.2 CERTIFICATE AND ARTICLES OF INCORPORATION; BYLAWS AND CODE OF REGULATIONS; CORPORATE RECORDS. Parent has delivered or made available to the Company or its counsel copies of (a) the certificate of incorporation or articles of incorporation, as applicable, and bylaws or code of regulations, as applicable, of Parent and each Merger Sub, including all amendments thereto, and
(b) the minutes and other records of meetings and other proceedings of the stockholders of Parent and each Merger Sub, the Board of Directors of Parent and each Merger Sub and all committees of the Board of Directors of Parent and each Merger Sub.

         4.3 CAPITALIZATION, ETC.

                  (a) As of June 30, 2000, the authorized capital stock of Parent consisted of 50,000,000 shares of Parent Common Stock, of which 21,520,572 were issued and outstanding, no shares were issued and held in treasury, 6,164,658 shares were reserved for issuance under stock plans and 1,254,110 were reserved for issuance under warrants.

                  (b) Except as set forth in Section 4.3(a) or in the Parent Reports (as defined below), as of the date of this Agreement, there is no: (i) outstanding subscription, option, call, warrant or right to acquire any shares of the capital stock or other securities of Parent or any Merger Sub; (ii) outstanding security, instrument or obligation that is or will become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any Merger Sub; or (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") under which Parent or any Merger Sub is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

                  (c) Each outstanding share of Parent Common Stock is, and all Parent Common Stock to be issued in connection with the Mergers will be, duly authorized and validly issued, fully paid and non-assessable, and each outstanding share of Parent Common Stock has not been, and all Parent Common Stock to be issued in connection with the Mergers will not be, issued in violation of any preemptive or similar rights.

         4.4 PUBLIC REPORTS. From April 1, 1997 until the date hereof, except where failure to have done so did not and would not have a Material Adverse Effect on Parent, Parent has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC under the Exchange Act or the Securities Act (such documents, as supplemented or amended since the time of filing, collectively, the "PARENT REPORTS"). The Parent Reports, including, without limitation, any financial statements or financial statements schedules included therein (a) do not contain any untrue statement of a material fact or admit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable. The financial statements of Parent included in the Parent Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments), the financial position of Parent as of the date thereof and the results of its operations and its cash flows for the periods then ended.

         4.5 ABSENCE OF CHANGES. Between the date of the balance sheet contained in the latest Parent Report filed by Parent with the SEC and the date of this Agreement, there has not been:

                  (a) any loss, damage or destruction to any of the assets of Parent or any of its subsidiaries that has had or is reasonably likely to have a Material Adverse Effect on Parent;

                  (b) any sale or transfer of any material portion of the assets of Parent or any of its subsidiaries, except in the ordinary course of business;

                  (c) any amendment to the certificate of incorporation or articles of incorporation or bylaws or code of regulations of Parent or any of its subsidiaries;

                  (d) any change in any material respect to the accounting methods, principles or practices of Parent or any of its subsidiaries, except as required by concurrent changes in GAAP;

                  (e) any other event, circumstance or condition affecting Parent or any of its subsidiaries that has had or is reasonably likely to have a Material Adverse Effect on Parent; or

                  (f) entered into any agreement to take any of the actions referred to in clauses (b) through (f) of this Section 4.5.

         4.6 COMPLIANCE WITH LEGAL REQUIREMENTS. Each of Parent and its subsidiaries is in compliance with applicable Legal Requirements, except where the failure to comply with such Legal Requirements would not have a Material Adverse Effect on Parent.

         4.7 LEGAL PROCEEDINGS.

                  (a) There is no pending Legal Proceeding and, to the Knowledge of Parent, no Person has overtly threatened to commence any Legal Proceeding that involves Parent or its subsidiaries or any of the assets owned or used by Parent or its subsidiaries except for those that would not have a Material Adverse Effect on Parent.

                  (b) There is no order, writ, injunction, judgment or decree to which Parent is subject except for those that would not have a Material Adverse Effect on Parent; and

                  (c) To Parent's Knowledge, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or overtly threatened except for those that would not have a Material Adverse Effect on Parent.

         4.8 AUTHORITY; BINDING NATURE OF THIS AGREEMENT. Parent and each Merger Sub have the requisite corporate power and authority to enter into and perform their respective obligations under this Agreement. The execution and delivery of this Agreement by Parent and each Merger Sub and the consummation by Parent and each Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and each Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and each Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         4.9 VOTE REQUIRED. No vote of or other action by the holders of Parent Common Stock (or securities convertible into Parent Common Stock) is required (by law, by the Marketplace Rules of The Nasdaq Stock Market or otherwise) in connection with the execution, delivery or performance of this Agreement or the consummation by Parent of any of the transactions contemplated hereby.

         4.10 NON-CONTRAVENTION; CONSENTS. The execution and delivery of this Agreement by Parent and each Merger Sub and the consummation by Parent and each Merger Sub of the transactions contemplated by this Agreement will not (a) violate any of the provisions of the certificate of incorporation or articles of incorporation or by-laws or code of regulations of Parent or any of its subsidiaries; (b) cause a violation by Parent or any of its subsidiaries of any Legal Requirement applicable to Parent or any of its subsidiaries; or (c) cause a default on the part of Parent or any of its subsidiaries under any Parent Material Contract, where such violations or default, with respect to clauses (b) and (c), would have a Material Adverse Effect on Parent. Except as may be required by the Exchange Act, Ohio, Florida or Nevada law, as applicable, the HSR Act, the SEC and the NASD Bylaws, neither Parent nor any Merger Sub is required to make any filing with or give any notice to, or to obtain any consent from, any Person at or prior to the Effective Time in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, where the failure to make any such filing, give any such notice or obtain any such consent would have a Material Adverse Effect on Parent.

         4.11 RELATIONSHIPS WITH PHARMACEUTICAL MANUFACTURERS. Neither Parent nor any of its subsidiaries has any ownership interest in, joint venture with or other material relationship (except for contracts for rebates in the ordinary course of its health benefits management business) with any manufacturer of pharmaceutical products. No manufacturer of pharmaceutical products has any direct or indirect beneficial interest in any of Parent's subsidiaries or, to Parent's knowledge, Parent.

         4.12 FINANCIAL ADVISOR. Other than Banc of America Securities LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Mergers or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Merger Sub.

         4.13 ACCOUNTING AND TAX MATTERS.

         Neither Parent nor any of its Affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Companies or any of their Affiliates) would (a) prevent Parent from accounting for the business combination to be affected by the Mergers as a pooling-of-interests for financial reporting purposes or (b) prevent the Mergers from constituting a reorganization qualifying under the provisions of
  Section 368 of the Code.

         4.14 INTERIM OPERATIONS OF SUB. The Merger Subs were formed solely for the purpose of engaging in the transactions contemplated hereby, have engaged in no other business activities and have conducted their operations only as contemplated hereby.

5. CERTAIN COVENANTS OF THE PARTIES

         5.1 ACCESS AND INVESTIGATION.

                  (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Companies shall, and shall cause their Representatives to, provide Parent and Parent's Representatives with reasonable access to the Companies' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to each Company; provided, however, that no Company will be required to permit any inspection or to disclose any information that, in the reasonable judgment of that Company, would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of the Company with respect to confidentiality, or (iii) jeopardize protections afforded the Company under the attorney-client privilege or the attorney work product doctrine. In addition, (i) Parent shall not contact, and Parent shall ensure that none of its Representatives contact, any employee of any Company without the prior authorization of that Company's Chairman of the Board, Chief Executive Officer or Chief Financial Officer; and (ii) Parent shall ensure that none of its employees, accountants, counsel, financial advisors or other representatives interfere with or otherwise disrupt the business or operations of the Company while exercising the rights provided under this Section 5.1.

                  (b) During the Pre-Closing Period, Parent shall, and shall cause its Representatives to, provide each Company and each Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its subsidiaries; provided, however, that Parent shall not be required to permit any inspection, or to disclose any information, that in the reasonable judgment of Parent would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any obligation of Parent with respect to confidentiality, or (iii) jeopardize protections afforded Parent under the attorney-client privilege or the attorney work product doctrine. In addition, (i) no Company shall contact, and each Company shall ensure that none of its officers, employees, accountants, counsel, financial advisors or other representatives contact, any employee of Parent or any of its subsidiaries without the prior authorization of Parent's Chief Executive Officer, Chief Operating Officer or Chief Financial Officer, and (ii) each Company shall ensure that none of its employees, accountants, counsel, financial advisors or other representatives interfere with or otherwise disrupt the business or operations of Parent while exercising the rights provided under this Section 5.1.

         5.2 OPERATION OF THE COMPANIES' BUSINESS. At all times from and after the date hereof until the Effective Time, each Company covenants and agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that Parent shall otherwise consent in writing):

                  (a) Such Company and its Subsidiaries shall conduct their respective businesses only in, and the Company and such Subsidiaries shall not take any action except in, the ordinary course consistent with past practice.

                  (b) Without limiting the generality of paragraph (a) of this
         Section: (i) each Company and its Subsidiaries shall use all commercially reasonable efforts to preserve intact in all material respects their present business organizations and reputation, to keep available the services of their key officers and employees, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, to preserve their relationships with customers and suppliers and others having significant business dealings with them and to comply in all material respects with all Legal Requirements applicable to them, and (ii) neither the Company nor any of its Subsidiaries shall:

                                    (A) amend its articles of incorporation or
                  code of regulations;

                                    (B) split, combine or reclassify its
                  outstanding shares or repurchase, redeem or otherwise acquire any of its shares;

                                    (C) form any subsidiary or acquire any
                  material equity interest in any other Entity;

                                    (D) issue, sell or grant any additional
                  shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock;

                                    (E) sell, transfer, lease or license to any
                  third party, or encumber, any material assets other than in the ordinary course of business;

                                    (F) acquire or agree to acquire (1) by
                  merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner (including through any of its subsidiaries), any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (2) any asset except in the ordinary course of business;

                                    (G) make or agree to make any new capital
                  expenditure or expenditures which are outside the ordinary course of business or inconsistent with past practice;

                                    (H) make any material payments outside the
                  ordinary course of business for purposes of settling any dispute;

                                    (I) enter into any transaction with any
                  Shareholder or Affiliate (other than a distribution of cash or payment of additional compensation that does not cause the representation and warranty in the first sentence of Section
                  3.25 to be untrue) that is extraordinary in nature or magnitude (when compared to the transactions historically entered into by that Company);

                                    (J) incur any indebtedness for borrowed
                  money or guarantee any such indebtedness, except for short-term borrowings incurred in the ordinary course of business;

                                    (K) adopt or materially amend any material
                  bonus, profit-sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation or other employee benefit agreements or plans for the benefit of any of its directors, officers or employees or (except for normal increases in the ordinary course of business that are consistent with past practices or that, in the aggregate, do not result in a material increase in benefits or compensation expense) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing agreement or plan;

                                    (L) materially amend or prematurely
                  terminate any Company Material Contracts or waive, release or assign any material rights or claims under any Company Material Contracts (except in the ordinary course of business and except where the failure to amend or terminate a Company Material Contract would, in the reasonable judgment of the applicable Company's Board of Directors, have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole);

                                    (M) change any of its methods of accounting
                  or accounting practices in any material respect;

                                    (N) make any material Tax election (except
                  for elections made in the ordinary course of business or consistent with its past practices); or

                                    (O) enter into an agreement to take any of
                  the actions described in clauses (A) through (N) of paragraph
                  (b)(ii) of this Section 5.2.

         5.3 OPERATION OF PARENT'S BUSINESS. Prior to the Effective Time, except to the extent (a) each Company shall otherwise consent in writing, (b) contemplated or permitted by this Agreement, or (c) necessary or appropriate to carry out the transactions contemplated by this Agreement, neither Parent nor any of its subsidiaries shall:

                                    (i) amend its certificate of incorporation
                  or articles of incorporation or by-laws or code of regulations;

                                    (ii) split, combine or reclassify any of its
                  capital stock or repurchase or redeem or otherwise acquire any shares of the capital stock of Parent or any of its subsidiaries;

                                    (iii) declare, set aside or pay any dividend
                  (whether payable in cash, stock or property) with respect to any of its capital stock except for ordinary dividends consistent with past practice;

                                    (iv) acquire any material equity interest in
                  any other Entity;

                                    (v) issue, sell or grant any additional
                  shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock, other than (A) options to purchase shares of Parent Common Stock granted to employees of Parent and its subsidiaries and directors of Parent in the ordinary course of business consistent with past practices and (B) shares of Parent Common Stock issuable upon exercise of options outstanding on, or granted after, the date of this Agreement.

                                    (vi) acquire or agree to acquire by merging
                  or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner (including through any of its subsidiaries), any business or any corporation, partnership, joint venture, association or other business organization or division thereof, except that this Section 5.3(vi) shall not prohibit Parent from effecting an acquisition of any other business if (A) such acquisition would not materially affect the ability of Parent to, or materially delay Parent's ability to, complete the transactions contemplated by this Agreement, and (B) such acquisition would involve the issuance by Parent of equity securities and, when considered together with all other acquisitions effected by Parent, would not involve the issuance of more than 3,500,000 shares of Parent's capital stock or securities convertible into or exercisable for more than 3,500,000 shares of Parent's capital stock;

                                    (vii) allow Parent or any of its
                  subsidiaries, or any significant portion of their respective businesses or assets, to be acquired (by merger, tender offer, purchase or otherwise); or

                                    (viii) enter into an agreement to take any
                  of the actions described in clauses (i) through (vii) of this
                  Section 5.3.

         5.4 NO SOLICITATION.

                  (a) No Company or any Subsidiary shall authorize or instruct any of its Representatives to, directly or indirectly, and no Company or any Subsidiary shall directly, (i) solicit, initiate or knowingly encourage the submission of any Acquisition Proposal (as hereinafter defined) by any person (other than Parent or its affiliates or Representatives) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any confidential information in response to, any Acquisition Proposal by any person (other than Parent or its affiliates or their respective Representatives).

                  (b) Neither the Board of Directors of any Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, or (ii) approve or recommend any Acquisition Proposal.

                  (c) If any Company or any of its respective officers, directors, employees, affiliates or agents receives any Acquisition Proposal, or any request for nonpublic information in connection with any such Acquisition Proposal, such Company will immediately notify Parent, describing in detail the identity of the Person making such proposal and the terms and conditions of such proposal.

         5.5 CONFIDENTIALITY. Subject to any obligation to comply with (a) any Legal Requirement, (b) any rule or regulation of any Governmental Entity or (c) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the Mergers are consummated, all information obtained by any party hereto about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its shareholders, directors, officers, employees, agents and attorneys to hold such information confidential. Such confidentiality shall be maintained to the same degree as such party maintains its own confidential information and shall be maintained until such time, if any, as any such data or information either is, or becomes, published or a matter of public knowledge; PROVIDED, HOWEVER, that the foregoing shall not apply to any information received by a party from a third party not under any obligation to keep such information confidential, nor to any information obtained by a party which is generally known to others engaged in the trade or business of the Companies; and PROVIDED, FURTHER, that from and after the Closing Date, Parent shall be under no obligation to maintain confidential any such information concerning the Companies. If this Agreement shall be terminated for any reason, each party shall return or cause to be returned to the other all written data, information, files, records and copies of documents, worksheets and other materials obtained by such party in connection with the Mergers.

6. ADDITIONAL COVENANTS OF THE PARTIES

         6.1 REGISTRATION STATEMENT.

                  (a) As promptly as practicable and in any event within 45 days after the Effective Time, Parent, at its sole cost and expense, shall prepare and cause to be filed with the SEC, the Form S-3 Registration Statement to register the sale from time to time of the Parent Common Stock to be issued to the Shareholders in the Mergers and shall utilize its reasonable best efforts to cause, as soon as practicable following the Closing Date, the Form S-3 Registration Statement to be declared effective by the SEC. The Form S-3 Registration Statement shall comply in all material respects with the rules and regulations of the SEC. Parent shall use all reasonable efforts to have the Form S-3 Registration Statement declared effective by the SEC as soon as practicable and, in particular, use such efforts to have the Form S-3 Registration Statement declared effective by the SEC by November 14, 2000. Parent shall notify the Shareholders of any comments from the SEC or its staff and of any request from the SEC or its staff for any amendment or supplement to the Form S-3 Registration Statement, or for any other information, and shall supply the Shareholders with copies of all correspondence between it and the SEC or its staff.

                  (b) Parent shall use commercially reasonable efforts to keep the Form S-3 Registration Statement continuously effective until the first anniversary of the date on which the Effective Time occurs and shall promptly file such amendments thereto and supplements to the prospectus included therein as may be necessary so that the Form S-3 Registration Statement does not at any time while it is effective contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Parent shall take any action (other than qualifying to do business in any jurisdiction in which it is not qualified) required to be taken under all applicable state securities or other applicable laws, rules or regulations in connection with the sale of Parent Common Stock pursuant to the Form S-3 Registration Statement; provided that so long as the Parent Common Stock is listed on the National Market Tier of the Nasdaq Stock Market, Parent shall not be required to take any such further action.

                  (d) Parent shall not be required to include in any registration Parent Common Stock owned by a record owner (a "HOLDER"), unless such Holder shall furnish Parent such information regarding itself and all beneficial owners of such Parent Common Stock as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (e) Parent will indemnify and hold harmless the Holders and each Person, if any, who controls a Holder within the meaning of the Securities Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable legal expenses) to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Form S-3 Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading; provided, however, that, Parent will not be liable in any such case to the extent that any such loss, claim damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                           (i) Each of the Holders will indemnify and hold harmless Parent, each of its directors and each of its officers who signs the Form S-3 Registration Statement and each Person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable legal expenses) to which Parent or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Form S-3 Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                           (ii) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (i) or (ii) of this Section 6.1(e) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (i) or (ii), promptly notify the indemnifying party of the commencement hereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (i) or (ii) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (A) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (C) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         6.2 FILINGS; REASONABLE EFFORTS; OTHER ACTION.

                  (a) Each Company, each Subsidiary and each Shareholder, as appropriate, and Parent and each Merger Sub shall: (i) promptly make and effect all registrations, filings and submissions required to be made or effected by them pursuant to the HSR Act, the Exchange Act, the Marketplace Rules of the National Association of Securities Dealers and other applicable Legal Requirements with respect to this Agreement and the Mergers; and (ii) use their reasonable efforts to cause to be taken on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the transactions contemplated by this Agreement including the obtaining of all necessary consents, approvals or waivers from third parties (other than consents, approval or waivers which, if not obtained, would not have a Material Adverse Effect on the Companies and the Subsidiaries, taken as a whole, or Parent as the case may be). Without limiting the generality of the foregoing, each of Parent and each Merger Sub will (i) promptly provide all information requested by any Governmental Entity in connection with this Agreement and the Mergers or any of the other transactions contemplated by this Agreement, and (ii) promptly take, and cause its Affiliates to take, all actions and steps necessary to obtain any antitrust clearance or similar clearance required to be obtained from the Federal Trade Commission, the Antitrust Division of the Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Entity in connection with the transactions contemplated by this Agreement. The actions required to be taken by Parent and each Merger Sub pursuant to this Section 6.2(a) in order to obtain required antitrust clearances shall include: (i) using reasonable efforts to avoid or set aside any preliminary or permanent injunction or other order of any court or Governmental Entity, and (ii) making arrangements for the disposition of particular assets and making arrangements to hold such assets separate pending their disposition.

                  (b) Without limiting the generality of anything contained in
         Section 6.2(a), each party hereto shall (i) give the other parties prompt notice of the commencement of any investigation, action or Legal Proceeding by or before any Governmental Entity with respect to this Agreement or the Mergers or any of the other transactions contemplated by this Agreement, (ii) keep the other parties informed as to the status of any such investigation, action or Legal Proceeding, and (iii) promptly inform the other parties of any communication to or from the Federal Trade Commission, the Antitrust Division of the Department of Justice, the SEC, the National Association of Securities Dealers or any other Governmental Entity regarding this Agreement or the Mergers.

                  (c) Each Company and the Shareholders shall give prompt notice to Parent of (i) any representation or warranty made by it or them contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.1 would not be satisfied as a result thereof, or (ii) the failure by it or them to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by it or them under this Agreement such that the condition set forth in Section 10.2 would not be satisfied as a result thereof, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to each Company and the Shareholders of
         (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 9.1 would not be satisfied as a result thereof or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement such that the condition set forth in Section 9.2 would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         6.3 LETTERS OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable efforts to cause to be delivered to each Company a copy of a letter from Arthur Andersen LLP addressed to Parent, dated as of the Closing Date (which letter may contain customary qualifications and assumptions), stating Arthur Andersen LLP concurs with Parent's management's conclusion that no conditions exist that would preclude Parent from accounting for the business combinations to be effected by the Mergers as a pooling-of-interests for financial reporting purposes.

         6.4 DIRECTOR AND OFFICER LIABILITY.

         (a) The code of regulations or bylaws, as applicable, of each Surviving Corporation and each Subsidiary shall contain the provisions with respect to indemnification set forth in the code of Regulations, bylaws or close corporation agreement of each Subsidiary or the corresponding Company prior to the Mergers, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of such Company for acts arising prior to the Effective Time, unless such modification is required by law.

                  (b) From and after the Effective Time, Parent shall cause each Surviving Corporation to, indemnify, defend and hold harmless the present and former directors and officers of each Company and the Subsidiaries against all losses, claims, damages and liability and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that such Company or Subsidiary would have been permitted to indemnify such Person under applicable law and the articles of incorporation and regulations of such Company or such Subsidiary in effect on the date hereof.

                  (c) If at the time of a claim against any former director or officer of any Company or Subsidiary, the net assets of the Company or Subsidiary required to indemnify such Person are less than the net assets of such Company or Subsidiary prior to the Closing Date, and if as a result, such Company or Subsidiary is not financially able to indemnify such Person to the same extent such Company or Subsidiary would have been able to indemnify such person prior to the Closing Date, then Parent shall indemnify, defend and hold such Person harmless to the fullest extent the Company or Subsidiary would have been financially able to so indemnify, defend and hold harmless prior to the Closing Date.

         6.5 DISCLOSURE. Parent and each Merger Sub, on the one hand, and each Company, on the other hand, will consult with each other before issuing, and to the extent reasonably practicable, give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         6.6 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties of the discovery by such party of (a) any material inaccuracy in any representation or warranty of any party hereto, (b) any material failure on the part of any party hereto to comply with any of its covenants contained in this Agreement, or (c) the occurrence of any event or the existence of any circumstances that would make satisfaction of any of the conditions set forth in Article 8, 9 or 10 impossible or unlikely.

         6.7 TAX MATTERS. At or prior to the Closing, each Company and Parent shall execute and deliver to Baker & Hostetler LLP appropriate tax representation letters (which will be used in connection with the legal opinion contemplated by Section 10.3). Parent and each Company shall use all reasonable efforts to cause the Mergers to qualify as tax-free reorganizations under Section 368(a)(1) of the Code.

         6.8 EMPLOYEE BENEFITS. Parent shall offer the Companies' employees benefits comparable to its own employees and shall give such employees credit for the years of service with the Companies for vesting and eligibility purposes.

         6.9 EXCHANGE LISTING/NASDAQ QUOTATION. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock being issued in the Mergers to be approved for listing or quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

         6.10 POOLING-OF-INTERESTS. Each Company and Parent will use reasonable efforts to cause the business combinations to be effected by the Mergers to be accounted for as a pooling-of-interests for financial reporting purposes, and such treatment to be accepted by each Company's and Parent's independent public accountants, and by the SEC, respectively, and each Company and Parent agrees that it will not voluntarily take any action that would cause such treatment not to be obtained.

7. COVENANTS WITH RESPECT TO TAX MATTERS

         7.1 PREPARATION OF TAX RETURNS: TAX PROCEEDINGS. With respect to each
Company:

                  (a) The Shareholders shall cause to be prepared and filed all Tax Returns of the Company for Tax periods of the Company ending before or on the Closing Date in a manner consistent with prior practice (the "SHAREHOLDER RETURNS"). Parent shall cause to be prepared and filed all Tax Returns of the Company for Tax periods of the Company ending after the Closing Date (the "PARENT RETURNS"). The Shareholders and Parent shall cooperate with each other and act in good faith in connection with the preparation and filing of such Tax Returns. The Shareholders and Parent shall notify each other promptly of any audit, investigation or inquiry by any Tax authority as to any Shareholder Return or any Parent Return that could affect any Shareholder Return or Parent Return. The Shareholders, at their expense, may control or participate in to the extent they desire any proceedings by a Tax authority with respect to any Shareholder Return with respect to which any liability for Taxes, interest or penalties may be personal to the Shareholders, including without limitation any Form 1120S and corresponding state tax returns of the Company (a "PERSONAL LIABILITY RETURN"). Otherwise, Parent shall control any audit, claim for refund or administrative or judicial proceeding involving Taxes payable by the Company, but shall not settle any Tax-related claim in a manner which adversely affects the Shareholders without the Shareholders' consent, which consent shall not be unreasonably withheld. Neither the Company nor Parent nor any other affiliate of Parent shall (i) file or cause the filing of an amended Personal Liability Return or otherwise agree to any Tax adjustments with respect to any Personal Liability Return or (ii) agree to an extension of the statute of limitations applicable to any Personal Liability Return, in either case without the prior express written consent of the Shareholders, which consent shall not be unreasonably withheld.

                  (b) If, in connection with or as a result of an adjustment to any item used in determining the taxable income of the Company for periods after the Closing, the Shareholders incur additional federal, state or local income Taxes with respect to periods including or ending prior to the Closing (the "ADDITIONAL TAX LIABILITY"), Parent shall pay to the Shareholders promptly after the determination of the Additional Tax Liability an amount (the "TAX PAYMENT") such that, after the Tax Payment is reduced by the amount of all additional federal, state and local income taxes incurred by the Shareholders on the receipt of the Tax Payment, the reduced amount is equal to the Additional Tax Liability. In calculating any Additional Tax Liability, any increase in basis in Shares shall be given effect.

                  (c) For a period of seven years after the Closing Parent shall maintain and shall not discard or destroy any of the books and records of the Company as in existence as of the Closing and shall make available to the Shareholders upon reasonable notice and at the Shareholders' expense any such books and records, including in order for the Shareholders to make any copies of such books and records at the Shareholders' expense.

8. CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

         The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing, of each of the following conditions:

         8.1 HSR ACT. The waiting period (and any extensions thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

         8.2 NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any U.S. federal or state court of competent jurisdiction or other material legal restraint or prohibition issued or promulgated by a U.S. federal or state Governmental Entity preventing the consummation of any of the Mergers shall be in effect and there shall not be any U.S. federal or state law or regulation enacted or deemed applicable to any of the Mergers that makes consummation of the Mergers illegal.

         8.3 POOLING LETTER. Parent shall have received from Arthur Andersen LLP, independent accountants for Parent, a letter dated the Closing Date (which may contain customary qualifications and assumptions) to the effect that Arthur Andersen LLP concurs with Parent's management's conclusion that no conditions exist that would preclude Parent from accounting for the business combinations to be effected by the Mergers as a pooling-of-interests for financial reporting purposes, and each Company shall have been provided with a copy of such letter.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUBS

         The obligations of Parent and each Merger Sub to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         9.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of each Company set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof" or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, any inaccuracy that does not have a Material Adverse Effect on the Companies and the Subsidiaries shall be disregarded).

         9.2 PERFORMANCE. All of the obligations, covenants and agreements that each Company and each Shareholder is required to comply with or to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

         9.3 LETTER FROM COMPANY AFFILIATES. Parent shall have received from each Shareholder an executed copy of the Affiliate Agreement applicable to such Shareholder.

         9.4 CLOSING CERTIFICATE. The Companies shall have delivered to Parent a certificate of their respective chief executive officers and chief financial officers, dated as of the Closing Date, to the effect set forth in Sections 9.1 and 9.2.

         9.5 CORPORATE CERTIFICATE. Each Company shall have delivered to Parent and the applicable Merger Sub (a) copies of the organizational documents of the Company as in effect at all times from January 1, 2000 until immediately prior to the Effective Time, (b) copies of resolutions adopted by the Board of Directors and Shareholders of the Company authorizing the transactions contemplated by this Agreement, and (c) a certificate of good standing of the Company issued by the Secretary of State of such Company's state of incorporation and each other state in which it is qualified to do business as of a recent date, certified in each case as of the Effective Time by the Secretary of the Company as being correct and complete.

         9.6 ESCROW AGREEMENT. The Shareholders, the Shareholders Representative (as defined in the Escrow Agreement) and the Escrow Agent (as defined in the Escrow Agreement) shall have executed the Escrow Agreement.

         9.7 OPINION OF COUNSEL. Parent shall have received an opinion dated as of the Closing Date from counsel for the Companies, the Subsidiaries and the Shareholders substantially in the form previously agreed upon among Parent and the Companies.

         9.8 POOLING LETTERS. At or prior to the Closing, the Shareholders shall have delivered to Parent a letter agreement containing representations relating to "pooling-of-interests" criteria and criteria relating to the tax-free treatment of the Mergers.

         9.9 STOCK CERTIFICATES. Parent shall have received from each Shareholder a certificate or certificates that immediately prior to the Effective Time represent the outstanding Common Shares of the Companies, properly endorsed or otherwise in proper form for transfer.

         9.10 LETTERS OF RESIGNATION. Parent shall have received letters of resignation from those officers of each of the Companies or Subsidiaries that Parent requests to resign.

         9.11 EMPLOYMENT AGREEMENTS. James Mindala, Paul Wutz and John Puls shall have entered into Employment Agreements (the "Employment Agreements") with Parent, substantially in the forms previously agreed upon among the individuals and Parent.

         9.12 CONSENTS. The Companies and the Shareholders shall have received and furnished to Parent any consents identified in Section 9.12 to the Companies' Disclosure Schedules

10. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANIES

         The obligations of each Company to effect the Mergers and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         10.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and each Merger Sub set forth in this Agreement (excluding any representation or warranty that refers specifically to "the date of this Agreement," "the date hereof' or any other date other than the Closing Date) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, any inaccuracy that does not have a Material Adverse Effect on Parent shall be disregarded).

         10.2 PERFORMANCE OF COVENANTS. All of the covenants that Parent or each Merger Sub is required to comply with or to perform under this Agreement at or prior to the Closing shall have been complied with and performed in all material respects.

         10.3 TAX OPINION. Each Company shall have received a legal opinion of Baker & Hostetler LLP, dated as of the Closing Date, to the effect that the Mergers will constitute reorganizations within the meaning of Section 368 of the Code; provided, however, that if Baker & Hostetler LLP does not render such opinion or withdraw or modifies such opinion, this condition shall nonetheless be deemed to be satisfied if counsel to Parent renders such opinion to the Companies. In rendering such opinion, such firm may rely on such representations, warranties and certificates as it deems reasonable or appropriate under the circumstances.

         10.4 OPINION OF COUNSEL. The Companies and the Shareholders shall have received an opinion dated as of the Closing Date from counsel for Parent and the Merger Subs in the form previously agreed upon among Parent and the Companies.

         10.5 EMPLOYMENT AGREEMENTS. Parent shall have entered into Employment Agreements.

         10.6 ESCROW AGREEMENT. Parent and the Escrow Agent (as defined in the Escrow Agreement) shall have executed the Escrow Agreement.

11. TERMINATION

         11.1 TERMINATION. This Agreement may be terminated prior to the Effective Time:

                  (a) by mutual written consent of Parent and the Companies, authorized by their respective Boards of Directors;

                  (b) by either Parent or a Company if the Mergers shall not have been consummated by July 7, 2000 (unless the failure to consummate the Mergers is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective
         Time);

                  (c) by Parent, the Companies or the Shareholders if a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting any of the Mergers;

                  (d) by Parent, following a breach of any representation, warranty or covenant of a Company or a Shareholder set forth in this Agreement such that the condition set forth in Section 9.1 or Section
         9.2 would not be satisfied as of the time of such breach, provided that if such breach in such representation or warranty is curable by such Company or Shareholder through the exercise of reasonable efforts within 30 days after the time of such breach, then Parent may not terminate this Agreement under this Section 11.1(d) during such 30-day period, so long as such Company continues to exercise such reasonable efforts and Parent may not, in any event, terminate this Agreement under this Section 11.1(d) if such breach shall have been cured in all material respects; and provided, further, that Parent may not terminate this Agreement pursuant to this Section 11.1(d) if it shall have willfully and materially breached this Agreement; or

                  (e) by the Companies or the Shareholders, following a breach of any representation, warranty or covenant of Parent or a Merger Sub set forth in this Agreement such that the condition set forth in
         Section 10.1 or Section 10.2 would not be satisfied as of the time of such breach, provided that if such breach in such representation or warranty is curable by Parent or such Merger Sub through the exercise of reasonable efforts within 30 days after the time of such breach, then the Companies and the Shareholders may not terminate this Agreement under this Section 11.1(e) during such 30-day period, so long as Parent or such Merger Sub continues to exercise such reasonable efforts, and the Companies and the Shareholders may not, in any event, terminate this Agreement under this Section 11.1(e) if such breach shall have been cured in all material respects; and, provided, further, that the Companies and the Shareholders may not terminate this Agreement pursuant to this Section 11.1(e) if any of them shall have willfully and materially breached this Agreement.

         11.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect; provided, however, that (a) Sections 5.5, 6.5, this Section 11.2, Section 11.3 and Article 12 and Article 13 shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability for any willful and knowing breach of this Agreement.

         11.3 EXPENSES. Purchaser shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement. The Shareholders shall pay all Transaction Costs.

         11.4 FRUSTRATION OF CONDITIONS. Neither Parent, the Companies nor any Shareholder may rely on the failure of any condition set forth in Article 8, 9 or 10 to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

12. INDEMNIFICATION

         12.1 SURVIVAL. Subject to the limitations set forth in Section 12.3, the respective representations, warranties, covenants and agreements of the Companies, the Shareholders and Parent in this Agreement shall survive the execution, delivery and performance of this Agreement.

         12.2 INDEMNIFICATION.

                  (a) Subject to the limitations set forth in Sections 12.3, the Shareholders, jointly and severally, shall indemnify and hold harmless Parent from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, and any and all amounts paid in settlement of any claim or litigation (collectively, "DAMAGES"), asserted against, resulting to, imposed upon, or incurred or suffered by Parent as a result of or arising from any inaccuracy in or breach of any of the representations or warranties made by the Companies or any Shareholder in this Agreement or in any Affiliate Agreement, whether or not arising out of a third-party claim (collectively, "INDEMNIFIABLE CLAIMS" when used in the context of Parent as the Indemnified Party as defined in Subsection 12.3(c)).

                  (b) Subject to the limitations set forth in Section 12.3, Parent hereby covenants and agrees to indemnify and hold harmless the Shareholders from and against any and all Damages, asserted against, resulting to, imposed upon, or incurred or suffered by the Shareholders as a result of or arising from any inaccuracy in or breach of any of the representations and warranties made by Parent in this Agreement (collectively, "INDEMNIFIABLE CLAIMS" when used in the context of the Shareholders as the Indemnified Party).

                  (c) For purposes of this Article 12, all Damages shall be computed (i) net of any insurance coverage which reduces the Damages that would otherwise be sustained; provided that the timing of the receipt or realization of insurance proceeds shall be taken into account in determining the amount of reduction of Damages and (ii) net of the present value of the reasonably expected tax savings to the Indemnified Party of the Damages paid or incurred by or to be paid or incurred by the Indemnified Party in respect of the Indemnifiable Claim.

         12.3 LIMITATIONS ON INDEMNIFICATION. Rights to indemnification under this Article 12 are subject to the following limitations:

                  (a) Except for any Indemnifiable Claim relating to the representations and warranties set forth in Section 3.25, Parent will not be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds $2,000,000 (the "THRESHOLD"), in which event Parent will be entitled to indemnification hereunder from the Shareholders for Damages with respect to all such Indemnifiable Claims in excess of the Threshold up to an amount (the "CAP") equal to the value from time to time of the Escrow Deposit, as defined in the Escrow Agreement, valued as provided in the Escrow Agreement. Parent's sole remedy for satisfaction of its rights to indemnification hereunder will be its rights under the Escrow Agreement.

                  (b) The Shareholders will not be entitled to indemnification hereunder with respect to an Indemnifiable Claim (or, if more than one such Indemnifiable Claim is asserted, with respect to all such Indemnifiable Claims) unless the aggregate amount of Damages with respect to such Indemnifiable Claim or Claims exceeds the Threshold, in which event the Shareholders will be entitled to indemnification hereunder from Parent for Damages with respect to all such Indemnifiable Claims in excess of the Threshold up to an amount equal to the Cap calculated as of the date hereof. Any settlement of Parent's obligation of indemnify under Section 12.2(b) shall be made only in Parent Common Stock, for this purpose valuing each share of Parent Common Stock at the Closing Price (as defined in the Escrow Agreement).

                  (c) The obligation of indemnity with respect to the representations and warranties set forth in Article 3 and in Article 4 shall terminate on the earlier of (i) the date on which Parent's audited financial statements for the first fiscal year ending after the Effective Time are issued and (ii) the first anniversary of the Effective Time.

                  (d) The foregoing provisions of this Section 12.3 notwithstanding, if, prior to the termination of any obligation to indemnify, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by the party seeking indemnification (the "INDEMNIFIED PARTY") to the party from whom indemnification is sought (the "INDEMNIFYING PARTY"), or a suit or action based upon a claimed breach is commenced against the Indemnifying Party, the Indemnified Party will not be precluded from pursuing such claimed breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

                  (e) Notwithstanding anything to the contrary herein (i) no party hereto shall be liable to or otherwise responsible to any other party hereto for, and the term "Damages" will not include, consequential or punitive damages or lost profits.

         12.4 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO THIRD PARTY CLAIMS.

                  (a) If the Indemnified Party determines to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the Indemnifying Party within 60 days of the Indemnified Party's becoming aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party and the Indemnified Party notifies the Indemnifying Party of such liability, the Indemnifying Party shall be entitled, if it so elects by written notice delivered to the Indemnified Party within 15 days after receiving the Indemnified Party's notice, to assume the defense of such asserted liability with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing: (i) the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be payable by the Indemnified Party; and (ii) the rights of the Indemnified Party to be indemnified in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing provisions unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced by such failure. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the Parties shall make available to each other all relevant information in their possession which is material to any such assertion.

                  (b) Notwithstanding anything in this Section 12.4 to the contrary, the

         Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim unless such settlement, compromise or consent includes as an unconditional term the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such Indemnifiable Claim.

         12.5 PROCEDURE FOR INDEMNIFICATION WITH RESPECT TO NON-THIRD PARTY CLAIMS.In the event that the Indemnified Party asserts the existence of an Indemnifiable Claim giving rise to Damages (but excluding Indemnifiable Claims resulting from the assertion of liability by third parties, but including a dispute among the parties as to whether a third-party claim is subject to indemnification under this Article 12), it shall give written notice to the Indemnifying Party specifying the nature and amount of the Indemnifiable Claim asserted. If the Indemnifying Party, within 20 business days after the mailing of such notice by the Indemnified Party, has not given written notice to the Indemnified Party announcing its intent to contest such assertion by the Indemnified Party, such assertion shall be deemed accepted and the amount of Indemnifiable Claim shall be deemed a valid Indemnifiable Claim.

13. MISCELLANEOUS PROVISIONS

         13.1 AMENDMENT. This Agreement may be amended only with the approval of all of the Shareholders and the respective Boards of Directors of each Company and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         13.2 EXTENSION; WAIVER. At any time prior to the Effective Time, any party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties made to such party pursuant to this Agreement or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

         13.3 WAIVER.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         13.4 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of Ohio (except to the extent that Florida corporate law applies to the merger of APFFI into FFI and to the extent that Nevada corporate law applies to the Merger of APMRP into MRP), without regard to conflicts of law principles.

         13.5 ASSIGNABILITY; THIRD PARTY BENEFICIARY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective permitted successors and assigns; provided, however, that neither this Agreement nor any of any party's rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment of this Agreement or any of such rights or obligations without such consent shall be void and of no effect. Except as set forth in Section 6.4 with respect to directors and officers of the Companies and the Subsidiaries and otherwise expressly provided in this Agreement, nothing in this Agreement is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         13.6 NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, faxed, sent by nationally recognized overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         To Parent:

         Advance Paradigm, Inc.
         545 E. John Carpenter Freeway, Suite 1900
         Irving, Texas  75062
         Attention:  Robert W. Horner III, Esq.
         Telephone: (972) 830-6023
         Fax: (972) 830-6008
         with a copy to:

         Arter & Hadden LLP
         1100 Huntington Building
         925 Euclid Avenue
         Cleveland, Ohio  44115-1475
         Attention:   Eugene M. Killeen, Esq.
         Telephone:  (216) 696-3984
         Fax:  (216) 696-2645

         To Merger Subs:

         c/o Advance Paradigm, Inc.
         545 E. John Carpenter Freeway, Suite 1900
         Irving, Texas  75062
         Attention:   Robert W. Horner III, Esq.
         Telephone: (972) 830-6023
         Fax: (972) 830-6008

         with a copy to:

         Arter & Hadden LLP
         1100 Huntington Building
         925 Euclid Avenue
         Cleveland, Ohio  44115-1475
         Attention:   Eugene M. Killeen, Esq.
         Telephone:  (216) 696-3984
         Fax:  (216) 696-2645

         To the Companies:

         First Florida International Holdings, Inc.
         Phoenix Communications International, Inc.
         Innovative Pharmaceutical Strategies, Inc.
         HMN Health Services, Inc.
         8536 Crow Drive, Suite 105
         Macedonia, Ohio  44056
         Attention: James Mindala
         Telephone: (330) 467-9898
         Fax: (330) 468-3847

         and

         Mature Rx Plus of Nevada, Inc.
         c/o First Florida International Holdings, Inc.
         8526 Crow Drive, Suite 105
         Macedonia, Ohio  44056
         Attention: Paul Wutz
         Telephone: (330) 467-9898
         Fax: (330) 468-3847

         with a copy to:

         Baker & Hostetler LLP
         3200 National City Center
         1900 East Ninth Street
         Cleveland, Ohio  44114
         Attention:  John M. Gherlein, Esq.
         Telephone: (216) 621-0200
         Fax: (216) 696-0740

         All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication, (c) in the case of delivery by nationally recognized overnight courier, on the business day following dispatch, and (d) in the case of mailing, on the fifth business day following such mailing.

         13.7 OBLIGATION OF PARENT. Parent shall ensure that each Merger Sub and each Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of each Merger Sub and each Surviving Corporation under this Agreement and shall be jointly and severally liable with each Merger Sub and each Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

         13.8 COOPERATION. Each of the parties hereto agrees to cooperate fully with the other parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

         13.9 MEMORANDUM; DISCLAIMER OF PROJECTIONS. No Company makes any representation or warranty to Parent or any Merger Sub except as specifically made in this Agreement. In particular, no Company makes any representation or warranty with respect to (a) the information distributed by Advest, Inc. in connection with this transaction or (b) any financial projection or forecast delivered by or on behalf of any Company to Parent or a Merger Sub. Parent acknowledges that (a) there are uncertainties inherent in attempting to make such projections and forecasts, (b) it is familiar with such uncertainties, (c) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it, and (d) it shall have no claim against any Company or its respective officers, directors or shareholders with respect thereto.

         13.10 CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         13.11 TITLES. The titles and captions of the Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         13.12 SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                     ADVANCE PARADIGM, INC.



                                     By:   /s/ T. Danny Phillips
                                        ----------------------------------------


                                     ADVANCE PARADIGM FFI, INC.



                                     By:   /s/ T. Danny Phillips
                                        ----------------------------------------



                                     ADVANCE PARADIGM PCI, INC.



                                     By:   /s/ T. Danny Phillips
                                        ----------------------------------------



                                     ADVANCE PARADIGM IPS, INC.



                                     By:   /s/ T. Danny Phillips
                                        ----------------------------------------



                                     ADVANCE PARADIGM HMN, INC.



                                     By:   /s/ T. Danny Phillips
                                        ----------------------------------------



                                     ADVANCE PARADIGM MRP, INC.



                                     By:   /s/ Glenn E. Morrical
                                        ----------------------------------------

                                     FIRST FLORIDA INTERNATIONAL HOLDINGS, INC.



                                     By:   /s/ James J. Mindala
                                        ----------------------------------------



                                     PHOENIX COMMUNICATIONS INTERNATIONAL, INC.



                                     By:   /s/ James J. Mindala
                                        ----------------------------------------



                                     INNOVATIVE PHARMACEUTICAL STRATEGIES, INC.



                                     By:   /s/ James J. Mindala
                                        ----------------------------------------



                                     HMN HEALTH SERVICES, INC.



                                     By:   /s/ James J. Mindala
                                        ----------------------------------------



                                     MATURE RX PLUS OF NEVADA, INC.



                                     By:   /s/ Paul F. Wutz
                                        ----------------------------------------

                                     SHAREHOLDERS:


                                       /s/ James J. Mindala
                                     -------------------------------------------
                                     JAMES MINDALA


                                       /s/ Paul F. Wutz
                                     -------------------------------------------
                                     PAUL WUTZ


                                       /s/ John L. Puls
                                     -------------------------------------------
                                     JOHN PULS


                                       /s/ James M. Puls
                                     -------------------------------------------
                                     JAMES PULS


                                       /s/ Joanne Mindala
                                     -------------------------------------------
                                     JOANNE MINDALA


                                       /s/ Margaret Wutz
                                     -------------------------------------------
                                     MARGARET WUTZ


                                       /s/ Kevin Nagle
                                     -------------------------------------------
                                     KEVIN NAGLE


                                       /s/ Michael Cartier
                                     -------------------------------------------
                                     MICHAEL CARTIER


                                       /s/ Barry Katz
                                     -------------------------------------------
                                     BARRY KATZ


                                       /s/ Hal Holzman
                                     -------------------------------------------
                                     HAL HOLZMAN


                                       /s/ Michael Howard
                                     -------------------------------------------
                                     MICHAEL HOWARD